EXHIBIT 4.1
                                                                     -----------


[CONFORMED COPY]

THIS INSTRUMENT is dated the 4th day of May 2001

and made and issued by SEACOR SMIT INC (a company incorporated under the laws of the State of Delaware, USA) of 11200 Richmond Avenue, Suite 400, Houston, Texas, 77082, USA and whose address in England is 9 Gray's Inn Square, London WC1R 5JF ("the Company")


WHEREAS the Company has by resolution of its Board of Directors passed on 2nd May 2001 created (pound)14,668,942 Fixed Rate Abateable Loan Notes 2002 to be constituted by this Instrument

NOW THIS  INSTRUMENT WITNESSES AND IT IS HEREBY DECLARED as follows:-
--------------------------------------------------------

1.         DEFINITIONS AND INTERPRETATION
           ------------------------------

1.1        Definitions
           In this Instrument, unless the context otherwise requires, the following expressions shall have the following meanings:-

"Adjusted Net Assets"               has the meaning ascribed thereto in the
                                    Share Purchase Agreement

"Business Day"                      a day (other than a Saturday or Sunday) on
                                    which Banks are generally open for business in London

"Certificate"                       a certificate evidencing title to the Notes
                                    issued in accordance with Clause 8 and in the form or substantially in the form set out in the Schedule

"Completion Accounts"               has the meaning ascribed thereto in the
                                    Share Purchase Agreement

"Issue Date"                        4th May 2001

"Maturity                           Date" 3rd May 2002 provided that if such
                                    date is not a Business Day then such
                                    expression shall mean the next succeeding day which is a Business Day

"Notes" (pound)14,668,942 Fixed Rate Abateable Loan Notes 2002 of the Company constituted by this Instrument or as the case may be the amount thereof for the time being issued and outstanding


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"Noteholders"                       the several persons for the time being
                                    entered in the Register as holders of the Notes

"Register"                          the register of the Notes to be kept by the
                                    Company pursuant to Clause 11

"Reduction                          Amount" means the amount (if any) by which
                                    the Adjusted Net Assets as agreed, or
                                    finally determined in accordance with Clause
                                    6 of the Share Purchase Agreement are less than (pound)54,329,000

"Securities Act"                    the U.S. Securities Act of 1933 (as amended)

"Share Purchase Agreement" the share purchase agreement dated May 2001 and made between Iain Harrison and others (1) and the Company
                                    (2) relating to the sale and purchase of the whole of the issued share capital of Stirling Shipping Holdings Limited

1.2        Interpretation
(1) In this Instrument, unless otherwise expressly provided, any reference to:-

           (a) any statutory provision shall include a reference to such provision as from time to time re-enacted amended extended or replaced;

           (b) a Clause or a Schedule is a reference to a Clause of or a Schedule to this Instrument; and

           (c) "redemption" includes purchase and repayment and the words "redeem" or "redeemed" shall be construed accordingly

(2) Save where the context otherwise requires, in this Instrument words importing the singular number shall include the plural and vice versa and words importing one gender shall include the other gender.

(3) Headings in this Instrument are for ease of reference only and shall not affect its interpretation.

(4) Save as expressly provided in this Instrument, any words and expressions defined in the Companies Act 1985 shall bear the same


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

           respective meanings in this Instrument.

(5) Any register, index, minute book, book of account or accounting record required to be kept under this Instrument shall be kept, and inspection thereof shall be allowed and copies shall be supplied, in such form and manner and subject to such precautions as would from time to time be permissible or required to be kept by the Companies Act 1985 as from time to time amended, extended or re-enacted and references to such records in this Instrument shall be construed accordingly.

2.         AMOUNT AND STATUS OF NOTES
           --------------------------
2.1 The principal amount of the Notes is limited to (pound)14,668,942 in aggregate nominal value. The Notes shall be issued in denominations and integral multiples of (pound)1 in nominal amount, subject to and with the benefit of the provisions of this Instrument. All the obligations and covenants contained in this Instrument shall be binding on the Company and the Noteholders and all persons claiming through them.

2.2 The Notes shall rank pari passu equally and rateably without discrimination or preference amongst them.

2.3 No application has been or will be made to any stock exchange for the listing of, or for permission to deal in, the Notes (and without prejudice to the generality thereof the Notes will be issued without registration under the Securities Act).

3.         INTEREST
           --------
           The Notes will carry interest at 4% per annum compounded annually. Such interest will accrue from day to day. No interest shall be or become payable until the Maturity Date or earlier repayment, purchase or redemption of the Notes.

4.         REPAYMENT, PURCHASE AND REDEMPTION OF NOTES
           -------------------------------------------
4.1 All Notes not previously redeemed or purchased by the Company under any of the provisions of this Instrument will be repaid at par (together with accrued interest up to and including the Maturity Date after deduction of any tax required by law to be deducted) on the Maturity Date.

4.2 In the event that any payment requires to be made to any Noteholder under Clause 4 or 5 under deduction of income or other tax required by law to be deducted, the Company shall issue to the Noteholder a


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           certificate of deduction of tax in respect of that tax so deducted or withheld.

4.3 Any payment by Den Norske Bank ASA under the irrevocable letter of credit a copy of which is annexed to this Instrument shall fully discharge the Company's obligations in respect of the corresponding nominal amount of Notes and interest thereon which Notes shall thereupon be cancelled immediately.

5.       ADDITIONAL NOTES
         ----------------
5.1 Each Noteholder shall have the right to acquire (by subscription at nominal value of an amount up to or equal to such Noteholder's holding of Notes, such amount to be payable in full on subscription) additional loan notes to be issued by a subsidiary of the Company ("Additional Notes") on terms and conditions substantially the same as those applicable to the Notes, except as follows:-

         (a) the Additional Notes shall not carry any right to acquire additional securities, and
         (b) the rate of interest on the Additional Notes shall be one per cent below the rate specified in Clause 3 of this Instrument.

6.         ACCELERATED REPAYMENT
           ---------------------
6.1 The Notes shall become immediately repayable on demand at par together with interest (less any income or other tax required by law to be deducted) if the Company fails to repay the principal amount of the Notes or any part of them or pay any interest thereon within 14 days after the due date for such repayment or payment.

7.         ABATEMENT
           ---------
7.1        Set-off against Note Payments
           If following the agreement or determination of the Completion Accounts the Adjusted Net Assets are less than (pound)54,329,000 the Company shall be entitled, at the time when any of the Notes would otherwise fall due for redemption to cancel a nominal amount of Notes which shall be equal to the lower of the following:-

           (a) a nominal amount of Notes which shall be equal to 54.4081% of the Reduction Amount; and

           (b)    (pound)544,081 nominal value of Notes.

7.2        Basis of Allocation


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           Where a cancellation of Notes pursuant to Clause 7.1 is made the
           Company shall allocate the cancellation amongst the holders of the outstanding Notes in the same proportion which the nominal value of outstanding Notes held by each Noteholder bears to the aggregate value of all outstanding Notes held by the Noteholders at the time of cancellation.

7.3        Immediate cancellation
           To the extent that the Company has exercised its right of cancellation under this Clause 7 the Company shall cease to be under any further obligation to make any payment in respect of such nominal amount of the Notes and the amount so cancelled shall be treated as having been applied by the Company in full or partial settlement (as the case may be) of the liability of the Noteholder to pay his proportion of the Reduction Amount.

7.4        Interest
           No interest shall be payable under the Notes in respect of the nominal amount of the Notes cancelled pursuant to this Clause 7.

8.         CERTIFICATES
           ------------
8.1 The Company shall issue a duly executed Certificate for each of the Notes.

8.2 Each Noteholder or the joint holders of any of the Notes shall be entitled without charge to one Certificate for the total amount of Notes registered in his name or their names. Any Certificate in the names of joint holders of any of the Notes shall be delivered to the first named of such joint holders in the Register unless all such joint holders otherwise specify in writing. Where part of a holding of Notes has been transferred or redeemed or cancelled the Company shall issue, free of charge to the Noteholder concerned, a fresh certificate for the balance of the Notes retained by him.

8.3 If any Certificate is defaced worn out lost or destroyed the Company may issue a new Certificate on payment of such fee not exceeding (pound)1 and on such terms (if any) as the Company may reasonably require as to indemnity and evidence of defacement wearing out loss or destruction. In the case of defacement or wearing out, the defaced or worn out Certificate shall be surrendered and cancelled before the new Certificate is issued. In the case of loss or destruction the person availing himself of the provisions of this Clause shall also pay to the Company (if demanded) all reasonable expenses incidental to the preparation of any form of indemnity. There shall be entered in the Register particulars of the issue of any new Certificate and any indemnity.



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

9.         SURRENDER AND CANCELLATION
           --------------------------
9.1 Notes shall only be redeemed against surrender of the relevant Certificates for cancellation in the case of full redemption and for the endorsement of a memorandum of the amount and date of redemption in the case of partial redemption.

9.2 All Notes redeemed by the Company under the provisions of this Instrument shall be cancelled and shall not be re-issued.













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

10.        PLACE OF PAYMENT
           ----------------
           The principal amount of the Notes or any part of the Notes will be payable by telegraphic transfer to the account of Noteholder as notified in writing to the Company or in the absence of any such notification by cheque.

11.        REGISTER OF NOTEHOLDERS
           -----------------------
11.1 The Company shall at all times maintain a register at its registered office or at such place in England and Wales as it may from time to time decide in which shall be entered the names and addresses of the holders for the time being of the Notes together with the amounts of their respective holdings of Notes, the dates upon which they were respectively registered as holders thereof, the serial number of each Certificate issued and its date of issue.

11.2 Each Noteholder shall notify the Company of any change of his name or address and the Company upon receiving such notification shall alter the Register accordingly.

11.3 The Register shall at all times prescribed by law be open for inspection by the Noteholders or any of them or by any person authorised in writing by them provided that the Register may be closed by the Company for not more than thirty days in any one year and during such period the Company shall not be obliged to register transfers of the Notes.

12.        TITLE OF NOTEHOLDERS
           --------------------
12.1 The Company shall recognise the registered holder of any Notes as the sole absolute owner thereof and as alone entitled to receive and give effectual discharge for the monies comprised therein. The Company shall not be bound to take notice or see to the execution of any trust whether express or implied or constructive to which any Notes may be subject and shall not be affected by any notice it may have whether express or constructive of the right title interest or claim of any other persons to or in such Notes or monies.

12.2 If several persons are entered in the register as joint holders of any Notes, the receipt of any one of such persons for any monies from time to time payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

12.4 The Company shall recognise the executors and administrators of a sole registered holder of a Note as the only persons as having any title or interest in such Note on the death of such Noteholder. The Company shall recognise the survivor or survivors of joint registered


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           holders of a Note as the only persons or persons having any title or interest in such Note on the death of one or more of such joint registered holders.

13.        TRANSFER OF NOTES
           -----------------
13.1 The Notes may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of registration under the Securities Act or an exemption therefrom and in a manner consistent with the following legend, which legend shall be printed on the face of each Certificate:

           THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF PARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE, AS DEFINED IN THE INSTRUMENT (OR OF ANY PREDECESSOR OF THIS NOTE), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO SEACOR SMIT INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

           TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO SEACOR SMIT INC. A SIGNED LETTER CONTAINING SUCH REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE AS MAY BE REASONABLY REQUESTED BY SEACOR SMIT INC. OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT SEACOR SMIT INC. SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
           (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN A FORM THAT IS REASONABLY ACCEPTABLE TO SEACOR SMIT INC. IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO SEACOR SMIT INC. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

13.2 Any Notes which are transferable shall be transferred by instrument in writing in any usual or common form (or in such other form as the Directors may approve) in integral multiples of (pound)1 nominal. Subject to compliance with the terms of the Notes, the Directors shall be bound forthwith to approve and record the transfer of Notes made pursuant to this Clause 13.

13.3 Every instrument of transfer accompanied by the Certificate for the Notes to be transferred must be left for registration in the register of Noteholders with the Company at its address for service in the United Kingdom and every transfer shall be processed in such manner as the Directors may approve.

13.4       Every instrument of transfer must be signed by the transferor and the


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           transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the register in respect thereof.

13.5 No fee shall be charged for the registration of any transfer in the register of Noteholders or for the registration of any other document relating to or affecting the title to any Notes.

14.        TRANSMISSION OF NOTES
           ---------------------
           Any person entitled to a Note by reason of the death or bankruptcy or insolvency of any Noteholder or otherwise by operation of law may be registered as the holder thereof upon such evidence of his title being produced as the Company may reasonably require. No fee is payable for the registration of any transmission under this Clause. The Company may in its sole discretion retain any payments on such Note until the person entitled to be registered under this Clause has been duly registered under the provisions of this Instrument.

15.        ALTERATION OF THIS INSTRUMENT
           -----------------------------
           The provisions of this Instrument and the conditions on which the Notes are held may be altered abrogated or added to with the consent in writing of the Company and a resolution of the Noteholders passed in accordance with the provisions of Clause 16.

16.        MEETINGS
           --------
16.1 The Company, or the Noteholders holding not less than one tenth in nominal value of the Notes, may at any time convene a meeting of the Noteholders by giving not less than 14 days' notice to the Noteholders. The necessary quorum shall be two persons holding or representing by proxy not less than one tenth in nominal value of the Notes. Not less than 14 days notice shall be given to the Company of any such meeting not convened by the Company.

16.2 A general meeting of the Noteholders shall have power by Extraordinary Resolution to sanction or approve any modification, abrogation, alteration, compromise or any arrangement in respect of the rights of the Noteholders against the Company and to any modification of this Instrument and any proposal by the Company with regard to a Set-off Claim and any such Extraordinary Resolution shall be binding upon all the Noteholders whether present or not present at the meeting. For the purpose of this Clause, the expression "Extraordinary Resolution" means a resolution passed at a duly convened meeting of the Noteholders by a majority of not less than three-fourths of the Noteholders present in person and voting thereat upon a show of hands, or if a poll is demanded by the chairman of the


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           meeting or any Noteholder present in person or by proxy, by a majority of not less than three-fourths of the votes given either personally or by proxy on such poll, one vote being allowed for each complete (pound)1 in nominal value of the Notes.

16.3 A resolution in writing signed by the Noteholders of three-fourths at least in nominal value of the Notes for the time being outstanding shall be as effective as an Extraordinary Resolution duly passed at a meeting of the Noteholders.

16.4 The Company shall not have the right to vote at any meeting of the Noteholders.

16.5 For the purpose of this Clause, any meeting shall be convened, conducted and held in all respects as nearly as may be in accordance with Table A in the Companies (Tables A-F) Regulations 1985 (as amended) with regard to general meetings of companies formed and registered under the Companies Act 1985 (as amended) as if the Notes were a class of shares.

16.6 An instrument appointing a proxy may be in any usual or common form or in any other form which the directors of the Company may approve. A person appointed to act as a proxy need not be a Noteholder.

16.7 If within half an hour from the time appointed for any meeting a quorum is not present the meeting shall be adjourned to such day (not being less than 14 nor more than 18 days after the date of the meeting from which such adjournment takes place) and at such time and place as the chairman of the meeting shall direct and the quorum for such adjourned meeting shall be two Noteholders present in person or by proxy.

16.8 Any person (who may but need not be a Noteholder) nominated by the Company shall preside as chairman at every meeting of Noteholders. If no such chairman is elected, of if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Noteholders present may chose one of their number to be a chairman of the meeting. Any director of the Company or any of its advisors may, at the request of the Company attend and speak at any such meeting. The chairman shall not have a casting vote.

17.        FURTHER LOAN CAPITAL
           --------------------
           The Company reserves the power to issue at its discretion from time to time any further loan capital ranking in priority to or pari passu


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           with or subordinate to the Notes whether secured or unsecured and for cash or otherwise at par or at a premium or at a discount and with or without rights of conversion into or subscription for shares of the Company and carrying such rights as to premium interest maturity repayment and otherwise as the Company shall think fit.

18.        WARRANTIES AND UNDERTAKINGS
           ---------------------------
18.1 The Company hereby undertakes to the Noteholders and each of them that it will duly perform and observe its obligations imposed on it by this Instrument.

18.2 The Company hereby undertakes to the Noteholders and each of them that it will comply with the provisions of the Certificates and the Notes shall be held subject to and with the benefit of the said provisions, all of which shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

18.3 The Company represents and warrants to each of the Noteholders (or any of them) under this Instrument or the Notes) as follows:-

           18.3.1 it has the power and authority to enter into this Instrument and to issue the Notes and to exercise its rights and perform its obligations under this Instrument and the Notes;
           18.3.2 it has taken all necessary corporate, shareholder and other action to authorise the execution, delivery and performance of this Instrument and the Notes;
           18.3.3 the obligations expressed to be assumed by it in this Instrument and the Notes are, in each case, legal and valid obligations, binding on it in accordance with the terms of this Instrument and the Notes;
           18.3.4 the execution and delivery of this Instrument, and the performance by it of its obligations under this Instrument and the Notes do not, and will not, contravene:-
                      (a) any provision of its constitutive documents (if any); or
                      (b) any law, regulation, official or judicial order or any Instrument, mortgage, bond or other instrument or document to which it is a party or which is binding on it or any of its assets.

19.        NOTICES
           -------
           Any notice under or in respect of this Instrument shall, in the case of notice to the Company, be deemed to be duly served if left at or


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           sent by recorded delivery post to the address in England of the
           Company at the head of this Instrument or at such other address in England as the Company shall notify in writing to the Noteholders for the purpose and, in the case of notice to any Noteholder, if left at or sent by recorded delivery post to the registered address of the Noteholder or in the case of joint Noteholders the registered address of the first named on the register. Any such notice shall be deemed to be served (if left at the address of the party to be served) at the time of leaving the same if on a Business Day or if not a Business Day then at the opening of business on the next succeeding Business Day or (if sent by post) at the expiration of 48 hours after the same was posted.














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

20.        ASSIGNMENT
           ----------
           The Company may assign its interest in the Notes with the consent of the Noteholders, not to be unreasonably withheld or delayed, (which consent may be evidenced by a resolution of the Noteholders pursuant to Clause 16) provided that upon any such assignment the Company shall not be released from its obligations to repay the Notes or any of its other obligations hereunder nor shall the rights of the Noteholders hereunder be in any way effected and any purported assignment in contravention of the proviso to this Clause shall be ineffective.

21.        LAW
           ---
           This Instrument shall be governed by and construed in accordance with English law and the Company and the Noteholders shall submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS whereof this Instrument has been executed and delivered as a deed by the Company as of the date hereof












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

                                    SCHEDULE
                                    ========

                          Form of Loan Note Certificate
                          -----------------------------


THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF PARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE, AS DEFINED IN THE INSTRUMENT (OR OF ANY PREDECESSOR OF THIS NOTE), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO SEACOR SMIT INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO SEACOR SMIT INC. A SIGNED LETTER CONTAINING SUCH REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE AS MAY BE


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

REASONABLY REQUESTED BY SEACOR SMIT INC. OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT SEACOR SMIT INC. SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN A FORM THAT IS REASONABLY ACCEPTABLE TO SEACOR SMIT INC. IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO SEACOR SMIT INC. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS IS TO CERTIFY that [name of Noteholder of [address] is/are the registered
holder(s) of [          ] Fixed Rate Abateable Loan Notes 2002 which Notes are
constituted by an Instrument entered into by the Company on and dated
           ("the Instrument") and are issued subject to the provisions contained in the Instrument.

The Notes are redeemable in accordance with the terms and conditions contained in the Instrument a copy of which is available from the Company.

Certificate No.                                 Nominal Amount of Loan Notes
                                                             (pound)


ISSUE of(pound)14,668,942  Fixed Rate Abateable Loan Notes 2002

Created and issued pursuant to a Resolution of the Board of Directors of the Company

Executed this                 day of


Signed by .....................................................................
Duly authorised for and on behalf of
SEACOR SMIT INC

Signed by ........../s/ John Gellert ..........................................
Duly authorised for and on behalf of
SEACOR SMIT INC






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